UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2011

AUTOINFO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-11497	13-2867481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6413 Congress Ave – Suite 260 Boca Raton	33487
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (561) 988-9456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 28, 2011, the Registrant entered into the Second Amendment to the Loan and Security Agreement between the Registrant and Regions Bank (the “Amendment Agreement”)  to amend its credit facility with Regions Bank to: (i) increase the line of credit from $30 to $35 Million; (ii) provide for interest at LIBOR plus from 1.75% to 2.25% based upon certain financial ratios; (iii) eliminate the interest rate floor of 3%; and (iv) extend the  maturity date to June 30, 2014.

The foregoing summary is qualified in its entirety by reference to the Amendment Agreement which is attached as Exhibit 10.1 hereto.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to the Loan and Security Agreement, dated April 28, 2011, between the Company and Regions Bank
99.1	Press Release dated May 3, 2011

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoInfo, Inc.

Dated: May 3, 2011	By:	/s/ William Wunderlich
William Wunderlich,
Chief Financial Officer